UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 8, 2007

Commission File Number: 333-140024

TRANSGLOBAL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada                                                                      98-0495938

(state or other jurisdiction of                                  (I.R.S. Employer I.D. No.)

                                                                                          incorporation or organization)

Unit 114 - 219 Grant St., Saskatoon, Saskatchewan S7N 2A1

(Address of principal executive offices)

306-880-2441

Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Beitumenzhi Property Option Agreement

On May 2, 2007 Transglobal Mining Corp. (“Transglobal”) entered into an option agreement with China Eastern Mining Corporation (“China Eastern”) whereby China Eastern has agreed to grant Transglobal the exclusive right to participate in the development and exploitation of a property in China.  China Eastern has given Transglobal the option to establish five new mining shafts on their Beitumenzhi Property (the “Property”).

The material terms of the agreement are as follows:

The Property

The Property is located approximately 7 km northeast of Chunhua, Jilin Province.  The rights to Mining License #2200000431069 are held by China Eastern under certain agreements originating from the 6th Geological Brigade.  The 6th Geological Brigade is the highest authority in China regarding mining rights.  The Property is located in an area known as the Huangsongdianzi Conglomerate Gold Mine which has been extensively explored in the past.

Option Conditions

China Eastern grants to Transglobal the sole and exclusive right and option to develop the five new mining shafts for the cost of construction (including materials and labor).  Transglobal must advance China Eastern approximately $45,500 for each new shaft being constructed.  Transglobal’s cost of construction will be capped at approximately $91,000.  China Eastern will be responsible for any costs over approximately $91,000 required to complete any one shaft.

The construction and operation of the shafts will be overseen on site by management of China Eastern.    Any net profit extracted from one of these newly developed shafts will be split 65% to Transglobal and 35% to China Eastern.  This option will be valid for exercise until the close of business on May 2, 2008.

Termination of Option

Transglobal may terminate the option by notifying China Eastern that it will not be financing any additional shaft construction costs and that it intends to abandon the property and its rights thereunder, whereupon the option will automatically terminate and Transglobal’s rights to any uncompleted shafts will terminate.

Assignment of Interest

Either party may at any time assign or transfer any or all of its interest in the agreement, provided that the assignee agrees to be bound by the terms of the agreement.

Item 8.01 Other Events

The NASD accepted Transglobal’s name change from Blanca Corp. to Transglobal Mining Corp.  Transglobal commenced trading under the new symbol “TMNC.OB” as of market open on Thursday, May 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 8, 2007

TRANSGLOBAL MINING CORP.

(Registrant)

By:  /s/ Scott Elgood

Scott Elgood, President & Chief Executive Officer